UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Parkway North Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 of this Current Report on Form 8-K, at the 2022 annual meeting of shareholders (the “Annual Meeting”) of CF Industries Holdings, Inc. (the “Company”), held on May 11, 2022, the Company’s shareholders approved the adoption of the CF INDUSTRIES HOLDINGS, INC. 2022 Equity and Incentive Plan (the “Plan”). The Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, which in each case may be conditioned on performance criteria, to employees and consultants of the Company and its subsidiaries and non-employee directors of the Company.

A total of 10,445,496 shares of common stock has been reserved for issuance under the Plan, consisting of: (i) 2,500,000 shares of common stock initially authorized for issuance pursuant to the Plan, (ii) 4,281,049 shares of common stock that remained available for additional award grant purposes under the CF Industries Holdings, Inc. 2014 Equity and Incentive Plan (the “2014 Plan”) as of 12:01 a.m. Central Time on May 11, 2022 (the “Effective Time”) and (iii) 3,664,447 shares of common stock that may become available for issuance under the Plan to the extent that stock options granted under the 2014 Plan or the CF Industries Holdings, Inc. 2009 Equity and Incentive Plan or awards of restricted stock or restricted stock units under the 2014 Plan, in each case that were outstanding as of the Effective Time, terminate or expire after the Effective Time without delivery of the shares of common stock that had been subject to such stock options or awards of restricted stock or restricted stock units.

The Plan will expire on May 11, 2032 unless terminated sooner by the board of directors (the “Board”) of the Company. A description of the Plan is provided in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2022. The foregoing description of the Plan is qualified in its entirety by the terms of the Plan, which is incorporated by reference as Exhibit 10.1 hereto and incorporated by reference herein. Grants under the Plan may be evidenced by entry into a Non-Employee Director Restricted Stock Award Agreement or a Restricted Stock Unit Award Agreement, forms of which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final voting results for the matters submitted to a vote of the Company’s shareholders at the Annual Meeting on May 11, 2022 are as follows:

1.	Election of directors (each of the persons named below was elected at the Annual Meeting to serve for a one-year term expiring at the next annual meeting of shareholders and until his or her successor is duly elected and qualified):

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Javed Ahmed	170,992,086	3,379,529	687,631	8,919,129
Robert C. Arzbaecher	168,485,080	5,979,345	594,821	8,919,129
Deborah L. DeHaas	173,496,215	987,533	575,498	8,919,129
John W. Eaves	171,761,930	2,720,918	576,398	8,919,129
Stephen J. Hagge	169,436,243	5,047,310	575,693	8,919,129
Jesus Madrazo Yris	173,314,556	1,056,358	688,332	8,919,129
Anne P. Noonan	168,513,258	5,973,620	572,368	8,919,129
Michael J. Toelle	173,505,947	978,182	575,117	8,919,129
Theresa E. Wagler	172,977,448	1,507,057	574,741	8,919,129
Celso L. White	170,991,886	3,376,187	691,173	8,919,129
W. Anthony Will	174,044,820	437,856	576,570	8,919,129

2.	Approval of an advisory resolution regarding the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
165,465,744	8,921,353	672,149	8,919,129

3.	Approval of the Company’s new 2022 Equity and Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
167,611,010	6,786,114	662,122	8,919,129

4.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2022:

Votes For	Votes Against	Abstentions	Broker Non-Votes
175,499,697	7,878,115	600,563	0

5.	Shareholder proposal regarding the ownership threshold required to call a special meeting of shareholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,912,040	121,514,787	1,632,419	8,919,129

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	CF INDUSTRIES HOLDINGS, INC. 2022 Equity and Incentive Plan (incorporated by reference to Appendix B to CF Industries Holdings, Inc.’s definitive proxy statement on Schedule 14A filed with the SEC on March 30, 2022)

10.2	Form of Non-Employee Director Restricted Stock Award Agreement under CF Industries Holdings, Inc. 2022 Equity and Incentive Plan

10.3	Form of Restricted Stock Unit Award Agreement under CF Industries Holdings, Inc. 2022 Equity and Incentive Plan

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 13, 2022	CF INDUSTRIES HOLDINGS, INC.

		By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary

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